GREENWICH CAPITAL ACCEPTANCE, INC.
                  Mortgage Pass-Through Certificates, Series 1996-CHL1
                         Countrywide Home Loans, as Servicer

     Class Information                                                       Current Payment Information

                                Beg Certificate/            Pass             Principal          Interest              Total
     Type          Name           Notional Bal.           Thru Rate         Dist. Amt.         Dist. Amt.             Dist.
    Senior           A                185,494,343.13          5.787500%       1,898,866.40         894,623.76      2,793,490.16
 Subordinate       B-IO               186,111,643.26          3.032379%               0.00               0.00              0.00
   Residual          R                          0.00          0.000000%                n/a               0.00              0.00

    Totals                            185,494,343.13                  -       1,898,866.40         894.623.76      2,793,490.16


     Class Information                   Original Certificate Information

  Class Code        Name           Cert. Bal.            Pass Thru             Cusips
                     A               187,965,310.34          5.818750%              396782ES9
                    B-IO             187,965,310.34          3.165104%                    n/a
                     R                         0.00          0.000000%                    n/a

    Totals                 -         187,965,310.34                  -                      -


     Class Information                                                 Factors per $1,000

                               End Certificate/       Principal             Interest                 Ending
     Type          Name         Notional Bal.           Dist.                 Dist.                Cert. Bal
    Senior           A             183,595,476.73        10.1022172                4.7595152           976.7519145
 Subordinate       B-IO            184,686,142.35          .0000000                 .0000000           982.5543980
   Residual          R                       0.00          .0000000                 .0000000              .0000000

    Totals                         183,595,476.73        10.1022172                4.7595152            14.8617325


                              Losses and Unpaid Amounts

                   Carry Forward        Interest         Unpaid Interest
       Name            Amount          Shortfalls          Shortfalls
        A                0.00             0.00                0.00
       B-IO               n/a             0.00                0.00
        R                 n/a              n/a                 n/a
                            -                -                   -

P&S Ref.
Sec. 4.05     ENDING COLLATERAL INFORMATION

              Aggregate stated principal balance               186,111,643.26
              Loan count                                                 1758
              Weighted average remaining term                             355
              Weighted average coupon rate                          9.489879%


P&S Ref.
Sec. 4.05     FEES & ADVANCES

              Master servicer fees                    76,884.22

              Advances (this period)                       0.00
              Recoveries (this period)                     0.00
              Outstanding advances                         0.00

P&S Ref.
Sec. 4.05     OTHER INFORMATION

              Available funds                                  2,896,652.74
              Insured payments                                         0.00
              Aggregate prepayments                            1,325,058.44
              Required subordination amount                    5,638,959.31
              Subordination deficit                                    0.00
              Class B-IO optimal interest dist amount            470,300.85
              Subordination increase amount                      473,365.49

P&S Ref.
Sec. 4.05     DELINQUENCY INFORMATION (as of the Due Date)

              Period                 Loan Count      Ending Stated Balance
              31-60 days                 38                   3,552,937.96
              61-90 days                 11                   1,146,474.51
              91 + days                   2                     187,107.21
              In foreclosure              5                     545,327.90

       Totals                            56                   5,431,847.58

P&S Ref.
Sec. 4.05                     REO INFORMATION
                REO Date         Loan Number       Ending Stated Balance
                                          -                     0.00
                                          -                     0.00
                                          -                     0.00
                                          -                     0.00
                Totals                    0                     0.00


P&S Ref.
Sec. 4.05                        LIQUIDATED LOAN INFORMATION

             Loan Number       Stated Principal Balance      Realized Loss
                     -                   0.00                     0.00
                     -                   0.00                     0.00
                     -                   0.00                     0.00
                     -                   0.00                     0.00

             Totals                         0                     0.00